UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2015

The J. M. Smucker Company
(Exact Name of Registrant as Specified in Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Strawberry Lane Orrville, Ohio	44667-0280
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 9, 2015, The J. M. Smucker Company (the “Company”) issued a press release announcing that, effective April 1, 2015, Vincent C. Byrd, President and Chief Operating Officer, will assume the position of Vice Chairman; Barry C. Dunaway, Senior Vice President and Chief Administrative Officer, will assume the position of President, International and Chief Administrative Officer; and Steven Oakland, President, International, Foodservice, and Natural Foods, will assume the position of President, Coffee and Foodservice.

(c) As noted above, effective April 1, 2015, Vincent C. Byrd, 60, the Company’s President and Chief Operating Officer, will assume the position of Vice Chairman. Mr. Byrd will continue to serve as a member of the Board of Directors (the “Board”), a position he has held since April 1999. Mr. Byrd has been the Company’s President and Chief Operating Officer since May 2011 and, prior to that time, he served as President, U.S. Retail – Coffee since August 2008 and Senior Vice President, Consumer Market since February 2004. Mr. Byrd is also a director and the chair of the compensation committee of Myers Industries, Inc., a publicly traded international manufacturer of polymer products for industrial, agricultural, automotive, commercial, and consumer markets, and a director and member of the audit committee of Dick’s Sporting Goods, Inc., a publicly traded sporting goods retailer.

There is no arrangement or understanding between Mr. Byrd and any other persons pursuant to which he was elected to his new position with the Company, and there is no family relationship between Mr. Byrd and any directors or executive officers of the Company. Mr. Byrd is not currently engaged, and has not during the last fiscal year been engaged, in any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

On February 9, 2015, the Company also announced that, effective April 1, 2015, Mark T. Smucker, 45, the Company’s President, U.S. Retail Coffee, will assume the position of President of the Company and President, Consumer and Natural Foods. Mr. Smucker will continue to serve as a member of the Board, a position he has held since January 2009. Mr. Smucker has been the Company’s President, U.S. Retail Coffee since May 2011. Prior to that time, he served as President, Special Markets since August 2008, Vice President, International since July 2007, Vice President, International and Managing Director, Canada since May 2006, and Vice President and Managing Director, Canada since June 2004.

There is no arrangement or understanding between Mr. Smucker and any other persons pursuant to which he was elected to his new position with the Company. Mr. Smucker is the son of Timothy P. Smucker and the nephew of Richard K. Smucker, both of whom serve as Directors and executive officers of the Company. Mr. Smucker is not currently engaged, and has not during the last fiscal year been engaged, in any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

Item 8.01	Other Events.

A copy of the press release issued by the Company, dated February 9, 2015, announcing these organizational changes is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release issued by The J. M. Smucker Company, dated February 9, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

By:	/s/ Jeannette L. Knudsen
	Name:	Jeannette L. Knudsen
	Title:	Vice President, General Counsel and Corporate Secretary

Date: February 9, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release issued by The J. M. Smucker Company, dated February 9, 2015.